UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2011

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On April 29, 2011, we issued 971,585 shares of our common stock, $0.001 par value per share (the “Common Stock”), to Integrated Core Strategies (US) LLC in exchange for the surrender of 5,113,603 warrants to purchase our common stock at an exercise price of $11.50 per share (the “Warrants”).

On May 4, 2011, in a separately negotiated transaction, we issued 298,941 shares of Common Stock to CCA Event Driven Fund LLC in exchange for the surrender of 1,358,820 Warrants.

On May 4, 2011, in a separately negotiated transaction, we issued 45,579 and 83,016 shares of Common Stock to Provident Premier Master Fund Ltd. and Walleye Trading LLC, respectively, in exchange for the surrender of 207,175 and 377,343 Warrants, respectively.

On May 4, 2011, in a separately negotiated transaction, we issued 244,332 shares of Common Stock to affiliates of West Face Capital Inc. in exchange for the surrender of 1,110,600 Warrants.

Each of the warrant exchanges described above was effected pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: May 5, 2011	By:	/s/ THOMAS J. FITZPATRICK
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer